UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2021

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2021, the board of directors (the “Board”) of Ocular Therapeutix, Inc., a Delaware corporation (the “Company”), following the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Merilee Raines to serve as a member of the Board to fill a vacancy on the Board and as a member of the Audit Committee of the Board. The election was effective as of September 20, 2021 (the “Effective Date”), following which the Board consisted of eight members with no vacancies. Ms. Raines was designated as a Class III member of the Board to serve until the 2023 annual meeting of the stockholders of the Company and thereafter until her successor has been duly elected and qualified, or until her earlier death, resignation or removal.

Ms. Raines, age 65, served as Chief Financial Officer of IDEXX Laboratories, Inc., a veterinary and human laboratory and diagnostics company, from October 2003 until her retirement in May 2013. Ms. Raines also served as Executive Vice President of IDEXX from July 2012 until her retirement in May 2013. Prior to becoming Chief Financial Officer, Ms. Raines held several management positions with IDEXX, including Corporate Vice President of Finance, Vice President of Finance, Director of Finance, and Controller. Ms. Raines has served as a member of the boards of directors of Watts Water Technologies, Inc., a global manufacturer of products and systems focused on control, conservation and quality of water, since 2011; and of TransMedics Group, Inc., a medical technology company, since January 2021. Previously, Ms. Raines also served as a member of the boards of directors of Benchmark Electronics, Inc., an engineering and technology company, from May 2018 until her resignation in June 2021; Affymetrix, Inc., a biotechnology company, from January 2015 until it was acquired in March 2016 and of Aratana Therapeutics, Inc., a veterinary therapeutics company, from February 2014 until it was acquired in July 2019. Ms. Raines received an A.B. from Bowdoin College and an M.B.A. from the University of Chicago, Graduate School of Business.

There are no arrangements or understandings between Ms. Raines and any other person pursuant to which she was elected as a director. There are no transactions in which Ms. Raines has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended. Ms. Raines will be compensated in the same manner as the Company’s other non-employee directors. Information concerning the current compensation of the Company’s directors is set forth in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2021. Accordingly, Ms. Raines received, upon her election to the Board, an option to purchase 36,000 shares of common stock of the Company at an exercise price of $10.02 per share, the closing price per share of the Company’s common stock on the Nasdaq Global Market on the Effective Date.

In connection with her election, Ms. Raines has entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-196932) filed with the SEC on June 20, 2014. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Ms. Raines for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: September 22, 2021	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer